LARGE U.S. HOME IMPROVEMENT RETAILER EXPANDS ITS OFFERING OF IRONCLAD GLOVES Thursday October 5, 9:00 am ET

LOS ANGELES, Oct. 5 /PRNewswire-FirstCall/-- Ironclad Performance Wear Corporation (OTC Bulletin Board: ICPW - News), a leader in high-performance
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gloves and apparel, today announced that one of the largest home improvement retailers in the United States is expanding its offering of Ironclad task-specific gloves.

(Logo: http://www.newscom.com/cgi-bin/prnh/20060511/LATH052LOGO)
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After a successful in-store test of Ironclad's General Utility(TM) glove in its lawn and garden section, the retailer has chosen two of Ironclad's cold weather glove styles, the Cold Condition(R) and the Summit(TM), for a seasonal promotion. The retailer operates over 1,000 stores in 49 states, and these Ironclad glove styles will be available in stores located in colder areas. The retailer is taking part in Ironclad's added-value winter promotion, in which the Cold Condition(R) glove will be bundled with a branded winter cap designed for them by Ironclad.

"We believe this seasonal promotion with this dominant national retailer is a strong endorsement of the quality and functionality of our task-specific gloves," said Ed Jaeger, President and CEO of Ironclad Performance Wear. "Every glove Ironclad sells includes a user response card where we gather valuable customer contact information and feedback. Attesting to the power of the Ironclad brand, customers of this home improvement retailer responded with requests for a larger variety of our gloves. We are excited to introduce them to other Ironclad products, and we will continue to use added-value promotions to drive customer demand for our high-performance gloves and apparel."

About Ironclad Performance Wear Corporation

Ironclad, which created the performance work glove category in 1998, continues to lead the construction and industrial markets in innovation, technology, design, advanced material science and durability. Ironclad designs, manufactures and sells a comprehensive line of task-specific gloves and performance fabric apparel available at hardware stores, lumber yards, home centers, industrial suppliers, and sporting goods retailers nationwide.

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.
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Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Examples of forward looking-statements include Ironclad's expectations of future growth. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that


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may be detailed from time to time in Ironclad's filings with the United States
Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange filings, which are available at www.sec.gov.
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Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Contacts:

     Ironclad:                          Integrated Corporate Relations:
     Ed Jaeger, CEO                     John Mills / Anne Rakunas
     (310) 643-7800 X106                (310) 954-1100

     Thomas Walsh, CFO
     (310) 643-7800 X120


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Source: Ironclad Performance Wear Corporation